SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 11, 2009 (December 7, 2009)

DYNEGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2009, Dynegy’s Board of Directors (the “Board”) amended and restated Dynegy’s bylaws (the “Bylaws”).  This amendment and restatement was effective immediately and primarily contains two categories of changes:

•
The first category of changes were necessitated by the November 30, 2009 closing of Dynegy’s previously announced transaction with LS Power Partners, L.P. and certain of its affiliates.  This transaction eliminated Dynegy’s dual-class stockholder structure, and it was therefore necessary to delete all references in the Bylaws to Dynegy’s Class B shares, Class B Directors and Class B stockholders; and

•
The second category of changes will provide the Board flexibility to adopt separate record dates for notice and voting purposes in connection with future shareholder meetings, should it choose to do so.

The foregoing is intended only to be a summary of the changes made to the Bylaws and is qualified in its entirety by the Bylaws as amended and restated on December 7, 2009, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

3.1	Dynegy Inc. Amended and Restated Bylaws, as amended on December 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: December 11, 2009	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Document

3.1	Dynegy Inc. Amended and Restated Bylaws, as amended on December 7, 2009.